Exhibit 10.19
EXECUTION VERSION

AMENDMENT NUMBER NINE
to the
Amended and Restated Master Repurchase Agreement
Dated as of October 21, 2010
between
BANK OF AMERICA, N.A.
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER NINE (this “Amendment”) is made as of this 20th day of September, 2013, by and between Bank of America, N.A. (“Buyer”) and Nationstar Mortgage LLC (“Seller”) to that certain Amended and Restated Master Repurchase Agreement, dated as of October 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Seller and Buyer.

WHEREAS, Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility; and

WHEREAS, Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of Sepember 20, 2013 (the “Effective Date”) the Agreement is hereby amended as follows:
(a)Exhibit A to the Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

Aged Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a Dry Mortgage Loan that was originated no earlier than March 1, 2013.
Tier 1 Aged Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, an Aged Mortgage Loan that is, as of any date of determination, one hundred twenty (120) or fewer days past its origination date.
Tier 2 Aged Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, an Aged Mortgage Loan that is, as of any date of determination, greater than one hundred twenty (120) days past its origination date.
SECTION 2.    Fees and Expenses. Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 12.2 of the Agreement.

SECTION 3.    Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4.    Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5.    Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

SECTION 6.    Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law, which shall govern) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7.    Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

10511584

IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

BANK OF AMERICA, N.A., as Buyer By: /s/ Adam Robitshek . Name: Adam Robitshek Title: Vice President	NATIONSTAR MORTGAGE LLC, as Seller By: /s/ Amar Patel . Name: Amar Patel Title: EVP